Exhibit 15.2

(English Translation)

Proxy

Please sign and return this proxy whether or not you expect to attend the meeting You may nevertheless vote in person if you attend	This proxy is solicited on behalf of Telvent´s Board of Directors

The undersigned hereby appoints Mr. Ignacio González Domínguez, with the full power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on November 30, 2011, at the extraordinary Meeting of Shareholders to be held on December 5, 2011, on the first call, and, as the case may be, on December 7, 2011, on the second call, and at any adjournments thereof:

1. Ratification of the co-option of members of the Board of Directors of the Company. Acknowledgement of the resignation of members of the Board of Directors of the Company. Amendment to the number of members of the Board of Directors of the Company.

                For   ❑                                                  Against  ❑                                                 Abstain  ❑

2. Revocation and appointment of the Company auditor for the individual and consolidated annual accounts.

                For   ❑                                                   Against  ❑                                               Abstain   ❑

3. Information on the de-listing of the Company from the NASDAQ Global Select Market.

                For   ❑                                                   Against  ❑                                               Abstain   ❑

4. Approval of a share capital reduction of EUR 1,313,245.91565 by means of a redemption of (i) 398,775 shares owned by shareholders other than Schneider Electric España, S.A.U. in exchange for USD 40 per share and (ii) 38,238 treasury shares owned by the Company. Re-enumeration of shares. Amendment of Section 5 of the Articles of Association

                For  ❑                                                    Against  ❑                                               Abstain  ❑

5. Authorize the Board of Directors with express powers of substitution, to interpret, amend, complement, execute, registration, substitution of powers and adaptation of the agreements to be adopted by the shareholders at this meeting.

                For   ❑                                                   Against  ❑                                               Abstain   ❑

6. Any other business.

                For   ❑                                                   Against  ❑                                               Abstain   ❑

7. Approval, as the case may be, of the minutes of this meeting as may be required by law.

8. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

                For  ❑                                                    Against  ❑                                               Abstain  ❑

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 8.

Unless directed otherwise by the transfer agent or your broker, proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Ordinary Shares Owned: Date: , 2011	(Signature) Printed Name: (Signature, if held jointly) Printed Name: Address:

Please mark, sign, date and return the proxy card promptly

State of County of The foregoing instrument was acknowledged before me this day of 2011, by .

Notary

*English translation of proxy published in Spain on November 4, 2011.